                                                                     EXHIBIT 5.1


                                                                      Washington
                           WILMER, CUTLER & PICKERING                  Baltimore
                               2445 M STREET, N.W.                      New York
                           WASHINGTON, D.C. 20037-1420                    London
                                                                        Brussels
                                ----------------                          Berlin

                            TELEPHONE (202) 663-6000
                            FACSIMILE (202) 663-6363




                                April 12, 1999


Metrocall, Inc.
6677 Richmond Highway
Alexandria, Virginia 22306

              Re: Metrocall, Inc. Exchange Offer Registration Statement on Form
                  S-4

Ladies and Gentlemen:


       We have acted as special counsel to Metrocall, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to an exchange offer (the "Exchange Offer") pursuant to which the Company is offering to exchange up to $250,000,000 principal amount of its outstanding 11% Senior Subordinated Notes due 2008 (the "Old Notes") for a like principal amount of the Company's 11% Senior Subordinated Notes due 2008 that have been registered under the Securities Act (the "New Notes"). The New Notes will be offered pursuant to an indenture, dated as of December 22, 1998 (the "Indenture"), by and among, the Company, and First Union National Bank, as trustee.

       In so acting, we have examined originals or copies of the (1) the Registration Statement; (2) the Prospectus that is a part of the Registration Statement (the "Prospectus"); (3) the Indenture; and (4) the Registration Rights Agreement dated as of December 22, 1998 by and among the Company and the Placement Agents (as defined therein) (collectively with the foregoing documents, the "Operative Documents").

       We have also examined original, reproduced or certified copies of resolutions adopted by the Company's boards of directors and such other documents, corporate records, certificates of public officials, officers and representatives of the Company and other instruments

Metrocall, Inc.
April 12,1999
Page 2




as we have deemed necessary or appropriate to render the opinions set forth below, and have considered such questions of law as we have deemed necessary to enable us to render the opinions expressed below.

       In our examination of documents and records, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. We have also assumed, but not independently verified, that all documents executed by a party other than the Company or any respective subsidiaries thereof were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and enforceable against such party in accordance with their respective terms.

       This opinion is limited to the laws of the United States of America, New York law, and the General Corporation Law of the State of Delaware. We express no opinion whatsoever as to any other laws or regulations or as to laws relating to choice of law or conflicts of law principles.

       Based upon the foregoing, subject to the assumptions, limitations and exceptions contained herein, and subject to the issuance by the Commission of an order declaring the Registration Statement effective, we are of the opinion that when the New Notes, in the form filed as an exhibit to the Indenture, have been duly executed and authenticated in accordance with the Indenture and have been duly issued and delivered by the Company in exchange for an equal principal amount of Old Notes pursuant to the terms of the Indenture and the Exchange Offer, the New Notes will (x) be the legal and binding obligations of the Company enforceable against the Company in accordance with their terms except as
(a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors, rights generally, and (b) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by

Metrocall, Inc.
April 12, 1999
Page 3




equitable principles of general applicability, as well as concepts of materiality, reasonableness, good faith and fair dealing, and (y) be entitled to the benefits of the Indenture.

       The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinions are based on statutory and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy or decision which may be enacted determined or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinions.

       This opinion is furnished by us, as special counsel to the Company, to you and is solely for your benefit in connection with the Exchange Offer. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus. This opinion may not be relied on by you for any other purpose or by any other person for any purpose without our written consent.

                                      Very truly yours,


                                      WILMER, CUTLER & PICKERING



                                      By: /s/ THOMAS W. WHITE
                                         -----------------------------------
                                          Thomas W. White, a partner